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                                                                   EXHIBIT 10.21

                         QUALITY SOFTWARE SYSTEMS, INC.
                        LICENSE AND INTEGRATION AGREEMENT

This AGREEMENT is made and entered into as of the 25th day of June 1999 by and between Quality Software Systems Inc., a New Jersey corporation with offices at 200 Centennial Avenue, Piscataway, New Jersey 08854 ("QSSI") and the Client identified below ("Client").


     Client:  Pets.com Inc.                      City:  San Francisco
     Address:  435 Brannan St., Suite 100        State, Zip:  CA  94107


                              TERMS AND CONDITIONS

1.      DEFINITIONS

1.1 ACCEPTANCE "Acceptance" of a deliverable means completion of the process set forth in Paragraph 7.1 for Developed Software and Paragraph 7.2 for other deliverables.

1.2 ACCEPTANCE TEST "Acceptance Test" means the procedure set forth in Paragraph 7.1 hereto.

1.3 BASE SYSTEM Unmodified version of the current release of PowerHouse/WMS as identified by the documentation provided with each release.

1.4 CLIENT "Client" means the entity identified on the cover page to this Agreement, including any permitted successor or assignee of Client.

1.5 CONFIGURATION The use of tables and other user executable program options, by the Client or QSSI, in order to customize the Developed Software.

1.6 QSSI SERVICES "QSSI Services" means all of the professional services rendered to Client by QSSI pursuant to this Agreement.

1.7 DEVELOPED SOFTWARE "Developed Software" shall mean all software written by (i) QSSI hereunder, or (ii) by Client under the direction and direct supervision of QSSI and as to which QSSI has certified in writing that it meets QSSI's programming standards. Developed Software shall also include QSSI proprietary software which has previously been developed by QSSI and which is delivered to Client.

1.8 IMPLEMENTATION SCHEDULE "Implementation Schedule" means the schedule set forth on Schedule A, or any subsequently prepared schedules superseding Schedule A.

1.9 MAINTENANCE "Maintenance" consists of the ongoing Developed Software support services set forth in Schedule C. The Maintenance set forth in Schedule C will be provided pursuant to a separate executed Maintenance and/or Software Support agreement between the Parties.


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1.10    MODIFICATIONS All software revisions made to the Base System written by
(i) QSSI hereunder, or (ii) by Client under the direction and direct supervision of QSSI and as to which QSSI has certified in writing that it meets QSSI's programming standards.

1.11 PARTY The term "Party" shall mean Pets.com or QSSI, and the term "Parties" shall mean Pets.com and QSSI.

1.12 PHASE "Phase" means each summarized section of Schedule A. Any additional modifications requested after the initial design will each be treated as a separate Phase.

1.13 REQUIREMENTS DEFINITION STUDY "Requirements Definition Study" or "RDS" means the mutually agreed system design changes to the Base System, as such the RDS may be revised pursuant to Paragraph 6.1. Upon Acceptance of the RDS by Client, the RDS will supersede all other requirements and functionality documentation for all purposes hereunder.

1.14 SHELF VERSION "Shelf Version" means the version of each Phase of the Developed Software which is Accepted by Client pursuant to Paragraph 7.1.

1.15 SOFTWARE SYSTEM "Software System" means the set of computer programs and documentation developed by QSSI, the Client, and/or third parties in connection with the entire warehouse management implementation project. This system can include the Developed Software, Third Party Software, interfaces, and integration.

1.16 THIRD PARTY SOFTWARE "Third Party Software" is all software which is incorporated in, makes up or is to be accessed by the Software System which is not Developed Software and is identified on Schedule B.

2.      SOFTWARE SYSTEM

2.1 Subject to the terms and conditions of this Agreement, QSSI agrees to implement the Software System in accordance with the Implementation Schedule and RDS, with the reasonable assistance of Client personnel and resources.

3.      CONSULTING SERVICES

3.1 QSSI shall supply Client with any supporting documentation which QSSI has developed for the software system.

4.      LICENSE AND PROPRIETARY RIGHTS

4.1 Grant of License Subject to the terms and conditions of the Agreement, QSSI hereby grants to Client a perpetual, irrevocable, non-exclusive and non-transferable (except as set forth in Paragraph 12.5) license (the "License") to use and modify the Developed Software and other QSSI developed deliverables which License Client hereby accepts. Any additional restrictions or limitations are set forth in Schedule D.


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4.1b    EXCLUSIVITY For a period of three (3) years from the effective date of this Agreement, (i) QSSI shall not grant to any Competitor of Client any right to use any modification or integration software developed by QSSI for Client hereunder, or any portion thereof, without prior written consent of Client, (ii) QSSI shall not access or refer to any modification or integration software developed by QSSI for Client hereunder, or any portion thereof, when working with any competitor of Client and (iii) QSSI shall not provide to any Competitor of Client a more favorable price or delivery for similar modifications of the Base System than QSSI provides to Client hereunder. As used, herein, "Competitor of Client" means any web site or other Online service or entity that markets, sells, or allows end users to purchase pet care products, including without limitation food, health care products, toys, cages, and leashes for dogs, cats, fish, birds, ferrets, reptiles and other animals.

4.2 PROPRIETARY RIGHTS All financial data and all information related to Client's organizational structure ("Client Data") are and shall remain the exclusive property of client, and shall be kept confidential by QSSI pursuant to the provisions of Paragraphs 4.3 and 4.4. QSSI retains title to the Developed Software and related documentation and other deliverables developed hereunder, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Except as set forth herein, Client shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in the Developed Software or any other deliverables developed hereunder, which shall be the sole and exclusive property of QSSI. No identifying marks, copyright or proprietary right notices may be deleted from any copy of the Developed Software provided to or made by Client.

4.3 CONFIDENTIALITY Client shall only permit access to the Developed Software by its employees who have a need to know in connection with the license rights granted under this Agreement. Client shall not transfer, publish, disclose, display or otherwise make available any portion of the Developed Software to others. The Parties acknowledge that in the course of performing their responsibilities under this Agreement, they each may be exposed to or acquire information that is clearly identified as proprietary to or confidential to the other Party. The Parties agree to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other Party, other than for the performance of obligations, or exercise of rights hereunder, and to advise each of their employees, agents and representatives of their obligations to keep such information confidential. All such confidential and proprietary information, Client data, finances, business plans and computer software are hereinafter collectively referred to as "Confidential Information." The Parties shall use their reasonable efforts to assist each other in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limitations of the foregoing, the Parties shall advise each other immediately in the event that either learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement, and will reasonably cooperate in seeking injunctive relief against any such person. Each party shall be entitled to disclose the existence of this Agreement but agrees that the terms and conditions of this Agreement shall be treated as confidential information and shall not be disclosed to any third


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party; provided, however, that each party may disclose the terms and conditions of this Agreement; (i) as required by any court or other government body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) to accountants, banks and financing sources and their advisors that are subject to confidentiality provisions at least as protective of the disclosing party's confidential information as those set forth herein; or (v) in connection with the enforcement of this Agreement or rights under the Agreement.

4.4 Non-Confidential Information Notwithstanding the obligations set forth in Paragraph 4.3, the confidentiality obligations of the Parties shall not extend to information that:

        a. is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving Party;

        b. was known to the receiving Party as of the time of its disclosure;

        c.      is independently developed by the receiving Party;

        d. is subsequently learned from a third party not under a confidentiality obligation to the providing party; or,

        e. is required to be disclosed pursuant to court order or government authority, whereupon the receiving Party shall provide notice to the other Party prior to such disclosure.

5.5     FEES AND PAYMENT

5.1 FEES The fees for QSSI Services are set forth in Schedule E. In the event the project is successfully launched according to the requirements set forth in the RDS on or before August 5, 1999, Client shall pay QSSI a bonus equal to the greater of $22,000 or 28% of the cost of the implementation services provided, however, that the bonus shall not exceed $28,000. In the event the project is not successfully launched according to the requirements set forth in the RDS until after August 5, 1999, QSSI shall not receive such bonus and the amount due to QSSI shall be reduced by an amount equal to 1/7 of the bonus that would have been paid if the project were launched on time, for each day the project launch is late up to a maximum of 7 days provided, however, that the penalty does not exceed $28,000. QSSI shall not incur loss of bonus or any reduced payment if delays are caused by Client, any third party vendor contracted by Client or act of God that befalls on Client. QSSI shall not receive the bonus but also shall not incur any reduced payments if the project launch is delayed by an act of God that befalls on QSSI.

5.2 PAYMENT Client shall pay QSSI in accordance with the Fee and Payment Schedule set forth in Schedule E. All invoices issued by QSSI hereunder are due upon receipt of invoice. Payments not received within thirty (30) days or their due date shall be subject to late charges of one and one-half percent (1-1/2%) per month, and having remained outstanding for sixty (60) days, shall give rise to a material breach of this Agreement justifying the suspension of the performance of services and/or immediate termination of this Agreement by QSSI. Client also agrees to pay all reasonable expenses incurred by QSSI in enforcing he provisions of this Agreement. No failure by QSSI to request any such payment or to demand any such performance shall be deemed a waiver by QSSI of Client's obligations hereunder or a waiver of QSSI's right to terminate this Agreement.


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5.3     PROPOSALS FOR SERVICE Proposals for services to be rendered under this
Agreement may be in writing. No estimates are guaranteed in any way or to any extent by QSSI and do not change this Agreement to a fixed price contract. This section is not intended to include proposals for hardware or license fees.

6.      REVISIONS

6.1 DURING PREPARATION OF REQUIREMENTS DEFINITION STUDY ("RDS") During the preparation of the RDS, QSSI and Client shall review in greater detail Client's requirements for the Software System. Where client requests system functions or performance which vary from that set forth in the Base System, QSSI shall provide a written estimate of the impact on resources, time duration and costs which would be caused by implementation of any Modifications. QSSI and Client will review all such estimates during the preparation and presentation of the RDS. It is understood that such Modifications may increase or decrease required resources, time duration and costs. If Client fails to approve the RDS, QSSI or Client may terminate this Agreement upon thirty (30) days prior written notice and Client shall pay QSSI services to the date of termination at QSSI's standard time and materials rates, and the parties shall have no further performance obligations hereunder.

6.2 AFTER APPROVAL OF RDS After approval of the RDS and before Acceptance, any system functions or performance which vary in scope from those set forth in the RDS and which are requested by Client shall be reviewed by QSSI. Within twenty (5) days of receipt of such request, QSSI, with the cooperation of Client where reasonably required, shall provide a written estimate of the impact on resources, time duration and costs, which would be caused by the implementation of the revision. If the Client accepts the revision, then the resources, time duration and costs shall be modified as set forth in QSSI's estimate. If the client fails to Accept the revision, the scope of work as set forth in the RDS shall remain unchanged and QSSI shall have no further responsibility with respect to the proposed change.

7.      ACCEPTANCE AND ACCEPTANCE TESTING

7.1 ACCEPTANCE OF DEVELOPED SOFTWARE Acceptance of each Phase of the Developed Software identified in Schedule A may occur upon the completion of the Acceptance Test performed by the Client. The Acceptance Test shall be to determine whether the Developed Software operates in accordance with the specifications as described in the RDS, and shall be conducted as follows: (a) upon receipt of notice from QSSI that the applicable Phase of the Developed Software has been developed and installed and is available for Acceptance Testing, Client shall conduct the Acceptance Test within four (4) calendar weeks; (b) upon the expiration of such test period, Client shall either certify that the Phase is accepted or deliver to QSSI a written description of specific claimed defects in the Developed Software which defects shall be limited to material failures to conform to the RDS; (c) upon receipt of such written description. QSSI shall use all reasonable efforts to promptly remedy those defects that are bona fide, whereupon the Acceptance Test shall be run as is necessary for determining whether all such identified defects have been remedied. The Parties shall repeat this cycle until all material defects are corrected. Certification by Client that the Phase of the Developed Software is


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accepted, or in the absence of such certification, the failure of Client to provide QSSI with a written description of defects during the review period shall constitute completion of the Acceptance Test and Acceptance of the Phase of the Developed Software. Acceptance, whether or not notice has been given shall also be deemed to have occurred if Client places in productive use, any portion of the Phase of Developed Software for a period of 14 days. In the event first productive use of the Developed Software occurs when it is not yet integrated with the Client's web site system, an additional 14 days of productive use will be extended for purposes of testing that portion of the system pertaining to the integration interfaces with the Client's web site system. Acceptance shall be deemed to have occurred within 60 days after the Developed Software is first placed in productive use regardless if, through no fault of QSSI, integration with the web site software has not been accomplished. The formal date of acceptance for purposes of the warranty as set forth in section 8, shall be retroactive to when the Developed Software was either certified as accepted by the Client or first placed in productive use. The version of the Phase so Accepted shall be deemed the Shelf version of the accepted Phase. Client and QSSI shall each maintain copies of the Shelf Version in addition to any modified versions that may occur over time and the Shelf Version shall not be accessed, altered, modified or otherwise used. In the event that a Phase is not Accepted Pursuant to his Paragraph, Client's sole remedy shall be to return the Phase to QSSI, along with the applicable documentation and all copies thereof, and receive a refund of fees paid to QSSI, for that Phase. This procedure is the exclusive means by which Client shall be entitled to reject the Developed Software or any Phase thereof, and the exclusive remedy for any such failure.

7.2 ACCEPTANCE OF OTHER DELIVERABLES For other work product deliverables requiring Acceptance by Client, Client shall, within twenty (20) days of receipt of QSSI's statement that the deliverable is complete, review the deliverable and Accept it or notify QSSI in writing of non-Acceptance, documenting in reasonable detail any and all material defects in the deliverable. QSSI shall, upon receipt of such notice, use all reasonable efforts to promptly correct any such material failures and shall notify Client of its completion of the correction. Client shall, after receipt of said notice, review the corrected deliverable and report to QSSI. Client shall do so promptly using diligent efforts, but in no event shall such process exceed ten (10) days. This cycle shall be repeated only as is reasonably necessary. A deliverable shall be deemed Accepted by Client if either: (a) Client notifies QSSI in writing of its Acceptance, in which event the Acceptance date shall then be the date of such notice; (b) Client fails to notify QSSI in writing within the applicable time period of any material defect in the deliverable, in which event the Acceptance date shall be the last day of said period; (c) client places in productive use under the terms defined in Paragraph 7.1, any portion of the deliverable.

8.      WARRANTIES AND DISCLAIMER

8.1 QSSI WARRANTIES QSSI represents and warrants, subject to Paragraph 8.2, that the Base System shall conform in all material respects to the documentation, provided, and only to the extent, that Client notifies QSSI in writing within one year after the date of productive use of any portion of the Base System ("Base System Warranty Period") of any such material non-conformity. QSSI further represents and warrants, subject to Paragraph 8.2, that the modifications of each Phase of the Developed Software shall conform in all material respects to


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the documentation, provided, and only to the extent, that Client notifies QSSI in writing within one hundred and eighty (180) days after the date of Acceptance of the Phase of the Developed Software ("Modification Warranty Period") of any such material non-conformity. In the event that the Shelf Version of the Phase of the Developed Software is found to be defective in such respects, and that notice with respect to such defect has been given as provided above, QSSI's sole obligation under this warranty is to respond promptly and to use all reasonable efforts to promptly remedy such defect within a reasonable time. The Parties acknowledge that changes to the production version of the Developed Software are likely to be initiated by Client. Accordingly QSSI has no obligation under warranty or otherwise to support the changes made by Client to the Developed Software. QSSI's obligation under this warranty is solely with respect to the Shelf Version.

8.2 QSSI WARRANTY PROCEDURE If changes have been made to the Shelf Version resulting in variation between the shelf version and the production version, upon receipt of Client's notice under Paragraph 8.1, client shall duplicate the problem on the Shelf Version of the applicable Phase of the Developed Software stored at Client's site for such purpose. If the problem cannot be duplicated, QSSI's warranty shall not apply and QSSI shall have no obligation to remedy the cited defect. If the problem duplicated on the Shelf Version, QSSI shall use all reasonable efforts to promptly repair or correct the Shelf version in accordance with the terms of this agreement. This warranty does not apply to corrections or remedies for difficulties or defects arising from system changes, improper configuration or use of the Developed Software, the hardware or software environment, Third Party Software, or other causes external to the Developed Software. If Client requests QSSI assistance with any non-warranty problem, QSSI will provide assistance, subject to QSSI personnel availability, at its then standard time and material charges.

8.3 THIRD PARTY SOFTWARE The Parties understand that the Software System may include certain Third Party Software products which may or may not be listed in Schedule B hereto. It is acknowledged by Client that Client shall be solely responsible for obtaining licenses to such Third Party Software, if such software is not already in Client's possession, including the right to incorporate such software into the Software System. QSSI MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE OR SUITABILITY OF THIRD PARTY SOFTWARE, INCLUDING THE ABILITY TO INTEGRATE WITH MODIFICATIONS TO THE SOFTWARE SYSTEM OR OF NEW RELEASES TO INTEGRATE WITH THE DEVELOPED SOFTWARE. The quality, capabilities, operations, performance and suitability of such Third Party Software lies solely with Client and the vendor or supplier of such Third Party Software.

8.4 DISCLAIMER OF WARRANTY THE WARRANTY SET FORTH IN PARAGRAPHS 8.1 AND 8.2 IS A LIMITED WARRANTY AND IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. QSSI DOES NOT WARRANT THAT THE SOFTWARE SYSTEM WILL MEET CLIENT'S FUTURE OR UNDISCLOSED REQUIREMENTS.


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9.      LIMITATION OF LIABILITY

9.1 NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF QSSI TO CLIENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION OR CLAIM SHALL BE LIMITED TO THE AMOUNT PAID TO QSSI BY CLIENT HEREUNDER WITH RESPECT TO THE PHASE WHICH IS THE SUBJECT OF THE ACTION OR CLAIM. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, CLAIMS FOR FAILURE TO EXERCISE DUE CARE IN THE PERFORMANCE OF QSSI SERVICES HEREUNDER AND OTHER TORTS. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES, EXCLUSIONS AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND/OR OTHER APPLICABLE LAWS. THE FEES HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT.

9.2 PATENT AND COPYRIGHT INDEMNIFICATION If an action is brought against Client claiming that the Developed Software infringes a patent, copyright or misappropriated trade secret, QSSI will defend Client and pay any damages awarded against Client, but only if (a) Client notifies QSSI promptly upon learning of the claim, (b) QSSI has sole control over the defense of the claim and any negotiation for its settlement or compromise, (c) Client takes no action, that in QSSI's judgment, is contrary to QSSI's interest and (d) provides QSSI with full cooperation at QSSI's expense to investigate and defend against the claim. If a claim may be or has been asserted, Client will permit QSSI, at QSSI's option and expense, to procure the right to continue using the Developed Software, or replace or modify the Developed Software to eliminate the infringement while providing functionally equivalent performance. Notwithstanding the above, QSSI will have no duty to indemnify Client if the patent or copyright infringement results from (a) a correction or modification of the Developed Software not provided by QSSI, (b) the failure to promptly install any update which QSSI may have provided to Client, or (c) the combination of the Developed Software with other software or hardware not provided by QSSI.

10.     OTHER RIGHTS AND OBLIGATIONS

10.1 STATUS REPORTS Client and QSSI shall periodically communicate to the other's Project Leader the current status of the Party's activities, progress of the work being performed, and resources expended since the last report (and cumulative totals to date), identification and impact of actual and anticipated problem areas, and action being taken or alternative actions to be contemplated and taken to address such problems. Also, if requested by the other Party, Client


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and QSSI shall attend a status meeting, no more frequently than once per month, to review the status of Client and QSSI activities.

10.2 COOPERATION The Parties acknowledge and agree that successful installation of the Software System in Client's processing environment shall require their full and mutual good faith cooperation.

10.3 EMPLOYEE SOLICITATION Both Parties agree not to engage in any attempt to hire, or to engage as independent contractors, the other's employees or independent contractors for the two years after termination of this contract, except as may be otherwise agreed to in writing by both Parties.

10.4 CHARGES Client shall pay QSSI or reimburse QSSI for any out-of-pocket expenses incurred by QSSI in the fulfillment of its obligations under this Agreement, which include but are not limited to phone calls, one-way billable travel time, round trip airfare, lodging, meals, local transportation and communications, round trip travel expense to QSSI's principal place of business every two (2) weeks and incidentals incurred in connection with work performed at Client's place of business. QSSI estimates such expenses for this project will be less than $15,000 If the expenses are expected to exceed that amount, QSSI will provide advance notice to Client.

10.5 TAXES Client shall pay for, or reimburse QSSI for all sales, use, transfer or other taxes and all duties, whether international, national, state, or local however designated, which are levied or imposed by reason of the transaction contemplated hereby; excluding, however, income taxes on QSSI's net income of profits.

10.6 INDEPENDENT CONTRACTOR QSSI and its personnel, in performance of this Agreement, are acting as independent contractors and not employees or agents of Client. QSSI shall be solely responsible for the payment of compensation of QSSI personnel assigned to perform services hereunder and such personnel are not entitled to the provisions of any Client employee benefits. QSSI and not Client, shall be responsible for payment of worker's compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for all QSSI personnel.

11. TERM This Agreement is effective from the date first set forth above and shall continue in effect until terminated by either party. Completion of any specific services or Customer's failure to order additional services hereunder shall not terminate this Agreement. This agreement can be terminated by either party upon one month's prior written notice to the other party. Any work order between the parties still in effect upon termination shall survive until completed according to its terms.

12.     MISCELLANEOUS

12.1 DISPUTE RESOLUTION In the event of any dispute with regard to the interpretation of this Agreement or the respective rights and obligations of the Parties, other than those for which injunctive relief is appropriate, and as a condition precedent to any legal action being


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
commenced by either Party, Gerry Goldschein of QSSI and Lloyd Wallsten of Client, shall in good faith attempt to resolve the Parties' differences, the dispute shall be elevated to Ed Troianelo of QSSI and Diane Hourany of Client who shall meet in person and, in good faith, attempt to resolve the dispute. If the dispute is then not resolved within five (5) business days either party may pursue any remedies then available to it.

12.2 ENTIRE AGREEMENT This Agreement sets forth the entire and exclusive understanding and agreement of the Parties with respect to its subject matter and supersedes and merges any prior understanding or agreements, oral or written. This Agreement may not be modified except by a writing subscribed by both Client and QSSI.

12.3 FORCE MAJEURE Neither client or QSSI shall be liable to the other for any delay or failure to perform any of the services or obligations set forth in this Agreement due to any act of God, fire, flood, casualty, earthquake or other causes beyond its reasonable control provided that such party shall have used its best efforts to mitigate its effects.

12.4 NEW JERSEY LAW This Agreement and performance hereunder shall be governed by the laws of the State of New Jersey without regards to its conflict of laws provisions. QSSI and Client hereby agree on behalf of themselves and any person claiming by or through them that the sole jurisdiction and venue for any litigation rising from or relating to this Agreement shall be an appropriate federal or state court located in New Jersey. No action, regardless of form, arising out of this Agreement shall be brought by Client more than one year after such cause of action shall have accrued.

12.5 ASSIGNMENT Unless in connection with the sale of all or substantially all of its assets or a merger, neither party may assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

12.6 NOTICE Any communication provided or permitted under this Agreement, unless otherwise specifically provided otherwise herein, shall be in writing and shall be deemed given (i) if by hand deliver, upon receipt thereof; (ii) if mailed, four (4) business days after deposit in the U.S. mails, postage paid, certified mail, return receipt requested and received. All notices shall be addressed to Client and QSSI at their respective addresses set forth on the cover of this Agreement.

12.7 SURVIVAL The following Paragraphs or Sections of this Agreement shall survive its cancellation, termination or expiration: 4.2, 4.3, 4.4, 8.3, 8.4, 9, 10.3, 10.5, 10.6, and 11.

12.8 CLIENT IDENTIFICATION Upon the written consent of Client, which shall not be unreasonably withheld, QSSI may use the name of and identify Client as a Client, in press releases and similar materials distributed to prospective Clients. Client may from time to time as requested by QSSI but within Client's sole discretion, allow QSSI to perform site visits to Client's site provided however that Client is given adequate notice and would not provide proprietary information to a competitor.


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12.9    NO WAIVER The waiver or failure of either Client or QSSI to exercise any right in any instance shall be deemed a waiver neither of any other right hereunder not of its right to withhold other waivers of the same rights.

12.10 ENFORCEABILITY If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

CLIENT AND QSSI HAVE READ AND AGREES TO ALL OF THE ATTACHED AND INCORPORATED TERMS AND CONDITIONS. THIS AGREEMENT SHALL BE EFFECTIVE WHEN EXECUTED BY QSSI.


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
IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the date first written above.


Client:     Pets.com                     QUALITY SOFTWARE SYSTEMS, INC.
       ----------------------------
By:       /s/ Diane Hourany              By:         /s/ H E Dybuahl
    -------------------------------          -----------------------------------
        (Signature)                             (Signature)

Name:   Diane Hourany                    Name:       H. E. Dybuahl
     ------------------------------           ----------------------------------
Title:                VP OPS             Title:  Director, Sales & Marketing
      -----------------------------            ---------------------------------

Date:          July 16, 1999             Date:       July 16, 1999
     ------------------------------           ----------------------------------

                                   SCHEDULE A
                             IMPLEMENTATION SCHEDULE

                                    Pets.com
                            Power House Project Plan


Task Name                                         Work                   Duration               Depend             Start Finish
---------                                         ----                   --------               ------             ----- ------
Project Schedule                                 39.4d                      32d                                   6/23/99 8/4/99

    Project Management                              5d                       6d                     4,5           6/30/99 7/8/99
    Requirements Definition Study                  20d                      13d                                  6/23/99 7/12/99
    Requirements Gathering                          6d                       2d                                  6/23/99 6/24/99
    Solution Fit Matrix                             3d                       3d                       4          6/25/99 6/29/99
    RDS Review                                      4d                       8d                       5          6/30/99 7/12/99
    Solution Design                                 7d                       7d                  4FS+1d           6/28/99 7/7/99

Application Services                             39.4d                      20d                                  6/25/99 7/23/99

    Order Server Hardware                           0d                       0d                                  6/28/99 6/28/99
    Order RF Hardware                               0d                       0d                                    7/1/99 7/1/99
    Receive Server Hardware                         0d                       0d             9FS+2.4 wks          7/12/99 7/12/99
    Receive RF Hardware                             0d                       0d            10FS+2.4 wks          7/19/99 7/19/99
    System Setup                                    6d                       4d              11,12FF+2d          7/16/99 7/21/99
    Install System at Site                          2d                       2d                      13          7/22/99 7/23/99
    System Adaptation                            31.4d                   19.63d                                  6/25/99 7/23/99
    Warehouse Design Completed                      0d                       0d                                    7/8/99 7/8/99
    Table Configuration                            10d                      10d                    7,16           7/8/99 7/21/99
    Interfaces                                  10.63d                   14.63d                                  6/30/99 7/21/99
    11-order download                               2d                       4d                       4           6/30/99 7/6/99
    13-subscriptions download                       1d                       2d                      19            7/7/99 7/8/99
    14-order kill download                          1d                       2d                      20           7/9/99 7/12/99
    15-expected receipt download                    2d                       2d                      21          7/13/99 7/14/99
    16-expected receipt dld-items                  .5d                      .5d                      22          7/15/99 7/15/99
    17-inventory transaction upld                   2d                       2d                      23          7/15/99 7/19/99
    18-shipment upload                              2d                       2d                      24          7/19/99 7/21/99
    19-shipment upload-order type                 .13d                     .13d                      25          7/21/99 7/21/99

Label, Screen & Report Custom                       3d                       3d                                  6/25/99 6/29/99

    Enhancements                                 3.77d                    3.77d                                    7/6/99 7/9/99
    R3-no stock mod on RF recvg                   .38d                     .38d                       4            7/6/99 7/6/99
    R6-custom returns report .38d                 .38d                                               29            7/6/99 7/6/99
    O6-total lines as limit criteria wv           .13d                     .13d                      30            7/6/99 7/6/99
    O8-picking allocation report                  .25d                      .25                      31            7/6/99 7/7/99
    O10-packing slip mods                           1d                       1d                      32            7/7/99 7/8/99
    O17-carton verify screen mods                 .38d                     .38d                      33            7/8/99 7/8/99
    O20-repack screen mods                        .25d                     .25d                      34            7/8/99 7/8/99
    O22-recalc info on repack screen               .5d                      .5d                      35            7/8/99 7/9/99
    O24-new divert screen                          .5d                      .5d                      36            7/9/99 7/9/99
    String Testing                                  4d                       2d                   18,28          7/21/99 7/23/99

Implementation                                     25d                      15d                                   7/19/99 8/4/99

    User Acceptance Testing Suppt                   5d                       5d                   18,28          7/26/99 7/30/99
    User Training                                  10d                      10d                    40FF          7/19/99 7/30/99
    Production Cutover                             10d                       5d                                   7/31/99 8/4/99

                                   SCHEDULE B
                              THIRD PARTY SOFTWARE


1.      Sybase System 11.9

2.      Windows NT Workstation 4.0

3.      Windows NT Server 4.0

4.      PowerBuilder 7.0

5.      pcANYWERE

6.      DBArtisan

7.      Seagate Backup Exec for NT

8.      CodeSoft THT 3.50

                                   SCHEDULE C
                        MAINTENANCE AND SOFTWARE SUPPORT


        For a period of six months following acceptance of the Developed Software, client shall be entitled to any newly released software upgrades at no additional license fee charge. All services associated with upgrades are billable on a time and material basis. Maintenance can be purchased after the expiration of this six month period at an annual charge of 13% of the license fee shown on Schedule E plus 13% of any subsequent upgrade license fee charged for the purpose of increasing the current license fee restrictions thresholds.

        Software Support is covered under a separate yearly agreement.

                                   SCHEDULE D
                              LICENSE RESTRICTIONS


        1. Scope of License (check one)

       [ ]    CPU                        specify __________________________
       [X]    Users                      specify 20 13 RF and 7 CRT Users
       [ ]    Site                       specify __________________________
       [ ]    Company-wide               specify __________________________
       [ ]    Other                      specify __________________________

        2. Right to Copy (check one)

       [ ]    One backup copy only
       [X]    Unrestricted right to copy
       [ ]    Other                         specify ______________________

        3. Client is entitled to object code only.

        Client shall cause to be reproduced on all copies of licensed materials hereunder, all notices of QSSI proprietary rights as are contained in the original materials.

                                   SCHEDULE E
                            FEE AND PAYMENT SCHEDULE


License Fee
PowerHouse/WMS 20 users*                                       $60,000
Database License**                                             $ 3,046
                           TOTAL                               $63,046

*  Payable at contract signing.

** Estimate based on current MS SOL Server pricing which is subject to change.

Services
Billing rates are as follows:


                                      Hourly Rate            Daily Rate
                                      -----------            ----------
Partner                                 $220.00                 $1,760
Manager                                 $192.50                 $1,540
Leader                                  $165.00                 $1,320
Lead Analysts                           $152.25                 $1,218
Analysts                                $123.75                 $  990
Programmer                               $87.50                 $  700


        Estimates of the total services required will be further refined following completion of the RDS. Services will be billed twice per month and are payable within 15 days of invoice or postmark date whichever is later. Rates are for normal business days. Weekend rates are billed at time and one half. Holidays are billed at double time. Rates are subject to change on the first of each year, or from time to time upon 30 days notice to the client.

Expenses

        All reasonable expenses as set forth under Paragraph 10.4 will be billed as incurred and payable within 5 days of the invoice or postmark date whichever is later.



                                      -17-